EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES SEPTEMBER CASH DISTRIBUTION

    Dallas, Texas, September 19, 2006 - Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.370288 per unit, payable on October 16, 2006, to unitholders of record on September 29, 2006. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	26,000	234,000	$67.14	$7.09

Prior Month	18,200	289,000	$64.82	$7.26

    The prior month distribution included gas sales volumes of approximately 66,000 Mcf related to production from prior periods.

    For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084 www.crosstimberstrust.com